UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JULY 15, 2004

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(832) 204-2700

(Registrant’s telephone number, including area code)

BETA OIL & GAS, INC.

(Former name)

Item 5.                                             OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 15, 2004, Beta Oil & Gas, Inc. (the “Company”, “Beta” or “we”) held its annual stockholders meeting.  At this stockholders meeting, all the Company proposals presented for stockholder approval have been approved by the Company’s stockholders.

At the annual stockholders meeting, the Company’s stockholders approved the proposal to change the Company’s name from Beta Oil & Gas, Inc. to Petrohawk Energy Corporation.  In addition, the stockholders also approved the merger of Beta Oil & Gas, Inc. into its wholly owned subsidiary, Petrohawk Energy Corporation, a Delaware corporation, which would effectively reincorporate the Company in Delaware and change its name to Petrohawk Energy Corporation.  Immediately after the stockholders meeting, the necessary filings were made in the State of Delaware and the State of Nevada in order to reincorporate the Company in Delaware and change its name to Petrohawk Energy Corporation.  In connection with the name change, the NASDAQ ticker symbol of the Company will be changed to “HAWK” effective with the opening of trading on Friday, July 16, 2004.

At the annual stockholders meeting, the Company’s stockholders elected Messrs. Floyd C. Wilson, Tucker S. Bridwell, James L. Irish III, David B. Miller, D. Martin Phillips, Daniel Rioux and Robert C. Stone, Jr. as the directors of the Company.  In addition, the stockholders approved the proposal for the elimination of the cumulative voting provisions from the Company’s certificate of incorporation, and voted to approve an amendment to the Company’s articles of incorporation or bylaws to provide for a classified board of directors.  The merger of Beta Oil & Gas, Inc. into its wholly owned subsidiary Petrohawk Energy Corporation effectively implemented the elimination of the cumulative voting provisions from the Company’s certificate of incorporation and provided for a classified board of directors.  As a result of the approval of the classified board provisions by the stockholders, Messrs. Floyd C. Wilson and Tucker S. Bridwell will be Class I directors, with their initial term expiring at our next annual meeting;  Messrs. James L. Irish III and Robert C. Stone, Jr. will be Class II directors, with their initial term expiring at our annual meeting in 2006; and David B. Miller, D. Martin Phillips and Daniel Rioux will be Class III directors, with their initial term expiring at our annual meeting in 2007.

Among other items, the 2004 Non-Employee Director Incentive Plan and the 2004 Employee Incentive Plan have also been approved by the Company’s stockholders.

Item 6.               RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Mr. Larry L. Helm, who served as a director of the Company from May 25, 2004 until present, has been elected by our board as Vice President and Chief Administrative Officer, effective July 15, 2004.  Based on his anticipated employment by the Company as an executive officer, Mr. Helm was not nominated for reelection to the Company’s board.

The press release regarding the Company’s name change, ticker symbol change and domicile change and other Company news is attached as Exhibit 99.1 to this report.

Forward-Looking Statements: This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this report, other than statements of historical facts, that address the future direction, management and control of the Company, capital expenditures, and events or developments that the Company expects or believes may or will occur are forward-looking statements.  Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, continued availability of capital and financing, and general economic, market or business conditions.  These risks are presented in detail in our filings with the Securities and Exchange Commission. The Company has no obligation to update the statements contained in this report or to take action that is described herein or otherwise presently planned.

Item 7.                    FINANCIAL STATEMENTS AND EXHIBITS

                                (c) Exhibits

Exhibit 99.1            Press Release Dated July 15, 2004

EXHIBIT NUMBER INDEX

Exhibit Number Description

Exhibit 99.1 Press Release Dated July 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: July 15, 2004	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chairman of the Board, President & Chief
Executive Officer